EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-240964, 333-265875, 333-273017 on Form S-3 and Form S-8 of Rocket Companies, Inc. of our reports dated February 20, 2025, relating to the consolidated financial statements of Mr. Cooper Group Inc. as of and for the year ended December 31, 2024 appearing in this Current Report on Form 8-K of Rocket Companies, Inc.

/s/ Ernst & Young LLP

Dallas, Texas

October 1, 2025